Exhibit 10.1

THIRD AMENDMENT TO

PRIME VENDOR AGREEMENT

This Third Amendment (“Third Amendment”) is made and entered into as of October 1, 2016 (“Third Amendment Effective Date”), by AmerisourceBergen Drug Corporation, a Delaware corporation (“ABDC”) on the one hand, and Diplomat Pharmacy, Inc., a Michigan corporation (“Diplomat”) for itself and on behalf of the following limited liability companies of which Diplomat is the sole member: Diplomat Specialty Pharmacy of Flint, LLC, Navigator Health Services, LLC, Diplomat Health Services, LLC, Diplomat Specialty Pharmacy of Chicago, LLC, Diplomat Specialty Pharmacy of Ft. Lauderdale, LLC, Diplomat Specialty Pharmacy Great Lakes Distribution Center, LLC, Diplomat Specialty Pharmacy of Southern California, LLC, Navigator Pharmacy Service, LLC, Diplomat Specialty Pharmacy of Philadelphia, LLC, Diplomat Specialty Pharmacy of Boothwyn, LLC, and BioRx, LLC (Diplomat and such limited liability companies being referred to herein collectively as “Customer”) on the other hand.  This Third Amendment amends the parties Prime Vendor Agreement (“PVA”) dated January 1, 2012, as previously amended on July 20, 2012 and August 1, 2015. Capitalized terms that are not defined in this Third Amendment have the meanings ascribed pursuant to the PVA.

The parties wish to amend the PVA as follows:

1.              Burman’s Apothecary, LLC has changed its name to Diplomat Specialty Pharmacy of Philadelphia, LLC.  Burman’s Media Pharmacy, LLC has changed its name to Diplomat Specialty Pharmacy of Boothwyn, LLC.

2.              TNH Specialty Pharmacy. The parties recognize that ABDC and Valley Campus Pharmacy, Inc. (d/b/a TNH Specialty Pharmacy “TNH”) are parties to a Prime Vendor Agreement dated May 1, 2016 (the “TNH Agreement”) and TNH Agreement has a term through April 30, 2018.  On May 10, 2016, ABDC was notified by TNH that it was being acquired in a stock transaction by Diplomat Pharmacy, Inc. and such transaction was consummated in June 2016. TNH desires to receive pharmaceutical Products and Services from ABDC under the terms and conditions of the PVA between ABDC and Diplomat, and the parties mutually agree to terminate the TNH Agreement without further action required in consideration of terms and conditions set forth in this Third Amendment.  In addition, TNH agrees that the term “Customer” in the PVA shall refer to TNH.  TNH agrees that by executing this Third Amendment, it hereby (i) adopts the PVA and agrees to assume and be bound by all the terms, conditions, covenants, responsibilities and provisions thereof and (ii) and all related instruments, agreements and documents; (ii) execute and/or deliver such instruments, agreements and documents as ABDC may reasonably require to effectuate the intents and objects of this provision.

3.              Paragraph 7 (Term of Agreement) of the PVA is amended to delete “September 30, 2017” and replace it with “September 30, 2018”, which will be referred to as the Initial Term.

4.              Paragraph 1.A.(i) of Exhibit 1 to the PVA (Program Fees — Price of Goods) is deleted in its entirety and replaced with the following provisions below.  For the avoidance of doubt, the parties reaffirm that there are no changes being made to either the Exhibit 1 lead-in paragraph that is directly above Paragraph 1.A. or to sub-clauses 1.A.(ii), 1.A.(iii) or 1.A. (iv).

(A)                               Price of Goods and Cost discounts.

(i)                                     Customer’s Price of Goods for Products (other than those Product Categories noted in the grid below, Special Priced Products and Biosimilar Rx) will be the Product’s Cost (as defined below) as adjusted by monthly PRxO Generics Net Purchases.

Price of Goods is based in part on Customer’s elected payment terms of 30 DSO (as described in Paragraph 2.A. of Exhibit 1) as well as Customer making minimum annual Net Purchases of $2,000,000,000 (of which at least $3,000,000 / month will be PRxO Generics Products). This monthly requirement of PRxO Generics purchases replaces the 98% requirement set forth in Paragraph 3(A)(i) of the PVA.

ABDC will add to the billed amount any applicable sales, use, business and occupation, gross receipts or other tax. Customer will promptly return to ABDC non-disposable equipment and material (e.g., totes, padding, pallets, packs/coolers/insulation, monitors/loggers) or pay replacement cost of items not returned within five business days.

PRODUCT CATEGORY	COST
Brand Rx (Excluding Enbrel)	[*]	%
Enbrel	[*]	%
OTC (Excluding ABDC’s private label OTC)	[*]	%
Drop Ships (Regardless of Product Category. Only includes purchases made from ABDC and not from any affiliate of ABDC)	[*]	%

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §552(b)(4) and Rule 406 under the Securities Act of 1933 and submitted separately with the Securities and Exchange Commission.

5.              The following provision amends and restates Paragraph 1.H. of Exhibit 1:

PRxO Generics Rebates.  Within 30 days after each month during which Customer met the Prime Vendor requirements and made PRxO Generics Net Purchases of at least $[*], ABDC will issue a credit to Customer on Net Purchases of eligible PRxO Generics during the month per the below grid (“PRxO Rebate”).  Only one level of rebate is credited based on Customer’s Net Purchases of PRxO Generics during the month, without carryover, as pro-rated for partial months.  Eligible PRxO Generics exclude drop ship, unit dose, injectable, specialty, Biosimilar Rx and generic Rx with two or fewer manufacturers.

PRxO Generics Net Purchases During Month					PRxO Rebate %
$	[*]	to	$	[*]	[*]	%
$	[*]	to	$	[*]	[*]	%
$	[*]	to	$	[*]	[*]	%
$	[*]	to	$	[*]	[*]	%
$	[*]	to	$	[*]	[*]	%
$	[*]	to	$	[*]	[*]	%
$	[*]	to	$	[*]	[*]	%
$	[*]	to	$	[*]	[*]	%
$	[*]	to	$	[*]	[*]	%
$	[*]	to	$	[*]	[*]	%
$	[*]	&	Above		[*]	%

6.              The following provision is added at Paragraph 1(I) to Exhibit 1:

After the first $[*] in Net Purchases are made after the Third Amendment Effective Date of this PVA, if Customer is in compliance with this PVA, Customer will receive a one-time $[*] volume rebate, representing a [*]% discount on these Net Purchases.  This volume rebates will be credited within 45 days after it is earned.

7.              Paragraph 3.A. of Exhibit 1 is amended to reflect the parties understanding that Customer will make Net Purchases of at least $2,000,000,000 per contract Year commencing after this Third Amendment Effective Date.

This Third Amendment is the complete understanding of the parties with respect to its subject matter and supersedes all prior or contemporaneous communications between the parties concerning such subject matter.  If there is any conflict between the terms of this Third Amendment and the PVA, this Third Amendment shall control, provided that this Third Amendment references the provision in the PVA that it is intended to modify. Following the Third Amendment Effective Date, the PVA (as amended) remains in full force and effect. This Third Amendment shall be governed and construed according to the choice of governing law pursuant to the PVA.

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §552(b)(4) and Rule 406 under the Securities Act of 1933 and submitted separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF and intending to be legally bound hereby, the duly authorized representatives of the parties have executed this Third Amendment to be effective as of the Third Amendment Effective Date.

AmerisourceBergen Drug Corporation

By:	/s/ Barry Sandler
Name:	Barry Sandler
Title:	V.P. Strategic Accounts

Diplomat Pharmacy, Inc., for itself and on behalf of the following other entities of which Diplomat Pharmacy, Inc. is the sole member:

Diplomat Specialty Pharmacy of Flint, LLC

Navigator Health Services, LLC

Diplomat Health Services, LLC

Diplomat Specialty Pharmacy of Grand Rapids, LLC

Diplomat Specialty Pharmacy of Chicago, LLC

Diplomat Specialty Pharmacy of Ft. Lauderdale, LLC

Diplomat Specialty Pharmacy Great Lakes Distribution Center, LLC

Diplomat Specialty Pharmacy of Southern California, LLC

Navigator Pharmacy Service, LLC

Diplomat Specialty Pharmacy of Philadelphia, LLC

Diplomat Specialty Pharmacy of Boothwyn, LLC

BioRx, LLC

By:	/s/ Gary W. Kadlec
Name:	Gary W. Kadlec
Title:	President

AGREED AND ACKNOWLEDGED:

Valley Campus Pharmacy, Inc. (d/b/a TNH Specialty Pharmacy)

By:	/s/ Gary W. Kadlec
Name:	Gary W. Kadlec
Title:	President